SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 14, 2000

                                  CIMNET, INC.
              -----------------------------------------------------
              EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        DELAWARE                       0-22597                  52-2075851
----------------------------        -------------          -------------------
(STATE OR OTHER JURISDICTION        (COMMISSION              (IRS EMPLOYER
 OF FORMATION)                       FILE NUMBER)          IDENTIFICATION NO.)

            946 WEST PENN AVENUE, ROBESONIA, PA         19551
          ----------------------------------------    ----------
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)    (ZIP CODE)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (610) 693-3114


          -------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGES SINCE LAST REPORT)

          -------------------------------------------------------------

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Business Acquired. See pages F-1 through F-11 below.

         (b) Pro Forma Financial Information.  See pages P-1 through P-4 below.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

                                      CIMNET, INC.



                                      By: /s/ JOHN D. RICHARDSON, III
                                          ---------------------------------
                                          Name:   John D. Richardson, III
                                          Title:  Chief Executive Officer

Dated:  June 28, 2000

                       FINANCIAL STATEMENTS AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                    REALTIME INFORMATION SYSTEMS PTY LIMITED

                             JUNE 30, 1999 AND 1998

                                 C O N T E N T S

                                                                          PAGE

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                          3


FINANCIAL STATEMENTS

      BALANCE SHEETS                                                        4

      STATEMENTS OF OPERATIONS                                              5

      STATEMENT OF SHAREHOLDERS' EQUITY                                     6

      STATEMENTS OF CASH FLOWS                                              7

      NOTES TO FINANCIAL STATEMENTS                                         8

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Realtime Information Systems Pty Limited

         We have audited the accompanying balance sheets of Realtime Information Systems Pty Limited as of June 30, 1999 and 1998 and the related statements of operations, shareholders' equity, and cash flows for the years then ended.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Realtime Information Systems Pty Limited, as of June 30, 1999 and 1998, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



/s/ Grant Thornton LLP
-----------------------------
Philadelphia, Pennsylvania
May 12, 2000

                        Realtime Information Systems Pty Limited

                                     BALANCE SHEETS

                                        June 30,

                ASSETS                                              1999         1998
                                                                 ---------    ---------
CURRENT ASSETS
    Cash                                                         $     132    $      --
    Accounts                                                       112,102       40,555
    Inventories                                                      1,441       11,572
    Other assets                                                     3,507        3,273
                                                                 ---------    ---------
                Total current assets                               117,182       55,400

PROPERTY AND EQUIPMENT, NET                                          4,808        2,165
                                                                 ---------    ---------
                                                                 $ 121,990    $  57,565
                                                                 =========    =========

                LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                             $  30,363    $  26,439
    Cash overdraft                                                  45,189       11,904
                                                                 ---------    ---------
                Total liabilities                                   75,552       38,343

SHAREHOLDERS' EQUITY
    Share capital, par value, $0.75 per share; authorized,
       10,000,000 shares; issued, 119 at June 30,1999 and 1998          89           89
    Additional paid in capital                                      38,342       38,342
    Retained earnings (accumulated deficit)                         14,512      (14,949)
    Translation adjustment                                          (6,505)      (4,260)
                                                                 ---------    ---------
                                                                    46,438       19,222
                                                                 ---------    ---------
                                                                 $ 121,990    $  57,565
                                                                 =========    =========

The accompanying notes are an integral part of these statements.

                    Realtime Information Systems Pty Limited

                            STATEMENTS OF OPERATIONS

                              Years ended June 30,

                                                         1999            1998
                                                      ---------       ---------

Sales                                                 $ 402,036       $ 280,428
Cost of goods sold                                       21,972          40,404
                                                      ---------       ---------
                Gross profit                            380,064         240,024
                                                      ---------       ---------

Operating expenses
    Selling, general and administrative                 384,503         291,136
                                                      ---------       ---------
                Operating loss                           (4,439)        (51,112)

Other income (expense)                                   33,900          (1,752)
                                                      ---------       ---------
NET INCOME (LOSS)                                     $  29,461       $ (52,864)
                                                      =========       =========

The accompanying notes are an integral part of these statements.

                                      Realtime Information Systems Pty Limited

                                         STATEMENT OF STOCKHOLDERS' EQUITY

                                         Years ended June 30, 1999 and 1998

                                                                 Retained
                                                  Additional     Earnings                  Comprehensive
                                      Common       Paid in     (Accumulated   Translation     Income
                                      Stock        Capital       Deficit)     Adjustment      (loss)         Total
                                     --------      --------      --------     ----------     --------      --------
Balance at July 1, 1997              $     78      $     --      $ 37,915      $     --      $     --      $ 37,993

Issuance of share capital                  11        38,342            --            --            --        38,353
Net loss                                   --            --       (52,864)           --       (52,864)      (52,864)
Translation adjustment                     --            --            --        (4,260)       (4,260)       (4,260)
                                     --------      --------      --------      --------      --------      --------
Total comprehensive loss                                                                     $(57,124)
                                                                                             ========

Balance at June 30, 1998                   89        38,342       (14,949)       (4,260)           --        19,222

Net income                                 --            --        29,461            --        29,461        29,461
Translation adjustment                     --            --            --        (2,245)       (2,245)       (2,245)
                                     --------      --------      --------      --------      --------      --------
Total comprehensive income                                                                   $ 27,216
                                                                                             ========

Balance at June 30, 1999             $     89      $ 38,342      $ 14,512      $ (6,505)                   $ 46,438
                                     ========      ========      ========      ========                    ========

The accompanying notes are an integral part of this statement.

                         Realtime Information Systems Pty Limited

                                 STATEMENTS OF CASH FLOWS

                                   Years ended June 30,

                                                                       1999        1998
                                                                     --------    --------
Cash flows from operating activities
    Net income (loss)                                                $ 29,461    $(52,864)
    Adjustments to reconcile net income (loss) to net cash used in operating activities
    Depreciation and amortization                                       1,392       1,910
    (Increase) decrease in assets
       Accounts receivable                                            (71,546)    (12,707)
       Inventories                                                     10,131       2,569
       Deposits                                                          (234)        636
    Increase (decrease) in accounts payable                             3,923       2,397
                                                                     --------    --------

          Net cash used in operating activities                       (26,873)    (58,059)
                                                                     --------    --------

Cash flows from investing activities
    (Purchase) disposal of property and equipment                      (4,034)        288
                                                                     --------    --------

          Net cash provided by (used in) investing activities          (4,034)        288
                                                                     --------    --------

Cash flows from financing activities
    Increase in bank overdrafts                                        33,020      11,904
    Proceeds from issuance of share capital                                --      38,353
                                                                     --------    --------

          Net cash provided by financing activities                    33,020      50,257
                                                                     --------    --------

Effect of exchange rate changes on cash and cash equivalents           (2,245)     (2,882)

                NET INCREASE (DECREASE) IN CASH                           132     (10,396)

Cash at beginning of year                                                  --      10,396
                                                                     --------    --------

Cash at end of year                                                  $    132    $     --
                                                                     ========    ========

The accompanying notes are an integral part of these statements.

                    Realtime Information Systems Pty Limited

                          NOTES TO FINANCIAL STATEMENTS

                             June 30, 1999 and 1998

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         1.  NATURE OF BUSINESS

         Realtime Information Systems Pty Limited (the Company) is in the business of the development, sale, and maintenance of manufacturing execution systems (MES) which enables factories to monitor work flows and manufacturing processes. During fiscal year 1999, the Company initiated operations in the United States. The Company's offices are located in Parramatta, Australia and Raleigh, North Carolina.

         2.  REVENUE RECOGNITION

         The Company generates revenue principally from the following sources.

                  SOFTWARE AND HARDWARE

             Revenues are recorded on a monthly basis based upon the percentage of work completed.

                  MAINTENANCE AGREEMENTS

             Maintenance agreements generally require the Company to provide technical support and certain software updates to customers. Revenue on technical support and software update rights is recognized ratably over the term of the maintenance agreement.

         3.  INVENTORIES

         Inventories are stated at the lower of cost (first-in, first-out method) or market.

         4.  PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Depreciation is computed using accelerated methods over the useful life.

         Improvements to leased property are amortized over the lesser of the life of the lease or the lives of the improvements. Software is amortized over three years under the straight-line method.

         Expenditures for betterments and additions are capitalized, while maintenance and repairs are charged to expense when incurred. When depreciable property is retired or otherwise disposed of, the related assets and accumulated depreciation are removed from the accounts and any resultant gain or loss is reflected in earnings.

         5.  INCOME TAXES

         The Company is taxed under the Australian tax laws.

                                   (Continued)

                    Realtime Information Systems Pty Limited

                             June 30, 1999 and 1998

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

         6.  USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         7.  SOFTWARE DEVELOPMENT COSTS

         Under the criteria set forth in Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, capitalization of software development costs begins upon the establishment of technological feasibility of the product. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors, including but not limited to, anticipated future gross product revenue, estimated economic product lives, and changes in software and hardware technology. Amounts that would have been capitalized under this statement after consideration of the above factors were immaterial and, therefore, no software development costs have been capitalized by the Company.

         Costs incurred internally to develop computer software products and the costs to acquire externally developed software products (which have no alternative future use) to be sold, leased, or otherwise marketed are charged to expense as research and development until the technological feasibility of the product has been established. Costs incurred after technological feasibility has been established for software development, maintenance, and product enhancements and acquisition costs are included in cost of goods sold.

         Research and development costs of approximately $53,000 and $51,500 were charged to operations for the years ended June 30, 1999 and 1998, respectively.

         8.  ADVERTISING COSTS

         The Company expenses the cost of advertising the first time advertising takes place.

         9.  FOREIGN CURRENCY TRANSLATION

         The financial statements of the company are translated from Australian dollars into U.S. dollars as follows:

         o Balance sheet at period end rates except for share capital and share premium reserved at historical rates and retained earnings at the accumulated historical opening rate.
         o Statement of operations at the weighted average exchange rate for the period.

                                   (Continued)

                    Realtime Information Systems Pty Limited

                             June 30, 1999 and 1998

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

         The following is a summary of exchange rates in relation to U.S.
Dollars:
                                                            Weighted Average
                                  Year End Rates       Rates for the Years Ended
                                    At June 30,                 June 30,
                            -----------------------    -------------------------
                              1999           1998        1999            1998
                            --------       --------    ---------       ---------

         AUS        1=       .66108         .62114       .6271           .6815

         10. COMPREHENSIVE INCOME

         On January 1, 1998, the Company adopted the provisions of SFAS No. 130, Reporting Comprehensive Income. This new standard establishes standards for reporting comprehensive income, which includes net income as well as certain other items, which results in a change to equity during the period. These financial statements have been reclassified to reflect the provisions of SFAS No. 130.

NOTE B - PROPERTY AND EQUIPMENT

         Property and equipment consist of the following at June 30,

                                                         1999           1998
                                                      ----------     ----------

         Plant and equipment                          $   24,367     $   18,849
         Partitions in office                              4,706          4,423
         Technical equipment                                 418            393
                                                      ----------     ----------
         Less accumulated depreciation                    24,683         21,500
                                                      ----------     ----------
                                                      $    4,808     $    2,165
                                                      ==========     ==========

         Depreciation amounted to $1,392 and $1,910 for the years ended June 30, 1999 and 1998, respectively.

NOTE C - BANK OVERDRAFTS

         The Company maintained an overdraft line of credit totaling $30,000 for the years ended June 30, 1999 and 1998. The interest rate is the Bank's Indicator Rate plus 2.50% annually. Interest rates for the years ended June 30, 1999 and 1998 were 11.25%.

NOTE D - COMMITMENTS

         The Company leases office space. The lease expires December 31, 1999. The Company is required to pay common maintenance expenses. Total rent expense amounted to $19,840 and $21,561 for the years ended June 30, 1999 and 1998 respectively. The minimum rental commitment under the operating lease is $9,920 for fiscal year 2000.

                    Realtime Information Systems Pty Limited

                          NOTES TO FINANCIAL STATEMENTS

                             June 30, 1999 and 1998

NOTE E - SHAREHOLDERS' EQUITY

         During fiscal year 1998, the Board of Directors approved the issuance of 11 shares of common stock to two of its officers at par plus a premium per share totaling $38,353.

NOTE F - CREDIT RISK

         CUSTOMERS

         The Company had three customers which accounted for 58% of total sales in 1999 and two customers which accounted for 30% of total sales in 1998 of which each accounted for at least 10% of sales.

NOTE G - SUBSEQUENT EVENTS

         On April 16, 2000, the Company completed its merger with Cimnet, Inc. (Cimnet). Under the terms of the Stock Purchase Agreement, the Company exchanged its outstanding stock for $10,000 and 1,194,131 shares of Cimnet's common stock. The acquisition was accounted for under the purchase method of accounting.

Item 7(b) - Pro forma Financial Statements

         PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION
                                   (unaudited)

The following statements set forth certain selected financial information for Cimnet, Inc. (Cimnet) and Realtime Information System Pty Limited (Realtime) on an unaudited pro forma condensed combined basis giving effect to the acquisition as if the acquisition had become effective on March 31, 2000, in the case of balance sheet information presented, and as if the acquisition had become effective at the beginning of the periods indicated, in the case of operations information presented.

The unaudited pro forma condensed combined financial information set forth in the following tables is presented for information purposes only and is not necessarily indicative of the combined financial position or results of operations that would have occurred had the acquisition been consummated on March 31, 2000 or at the beginning of the periods indicated or which may occur in the future.

                    PROFORMA CONDENSED COMBINED BALANCE SHEET
                                  AS OF 3/31/00
                                   (Unaudited)

                                          CIMNET      REALTIME
                                       (historical)  (historical) ADJUSTMENTS       PROFORMA
                                      -------------  ------------ -----------      -----------
ASSETS
CURRENT ASSETS
Cash                                          2,877         989            -             3,866
Accounts Receivable, Net of Allowance       571,839      24,721            -           596,560
Inventories                                  42,351           -            -            42,351
Prepaid Expenses                            103,220         443            -           103,663
Deferred Tax asset                           53,123           -            -            53,123
TOTAL CURRENT ASSETS                        773,410      26,153            -           799,563

Goodwill                                          -           -    2,686,402  (1)    2,686,402
PROPERTY AND EQUIPMENT, NET                 224,512       2,646            -           227,158
                                      -------------   ---------  -----------       -----------
TOTAL ASSETS                                997,922      28,799    2,686,402         3,713,123
                                      =============   =========  ===========       ===========

LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES
Line of Credit                              235,000           -       10,000  (1)(2)   245,000
Current portion of long term debt            18,306           -            -            18,306
Accounts payable                            164,266      18,406            -           182,672
Accrued expenses                             58,884           -            -            58,884
Due to related party                         40,023           -            -            40,023
Deferred income                             483,706           -            -           483,706
                                      -------------   ---------  -----------       -----------
TOTAL  CURRENT LIABILITIES                1,000,185      18,406       10,000         1,028,591

Long-Term Debt, net of current portion        3,339           -            -             3,339

SHAREHOLDERS EQUITY (DEFICIENCY)
Common Stock                                    490          89          (89)   (3)        609
                                                                         119 (1)(3)
Additional Paid in Capital                1,031,384      38,342      (38,342)   (3)  3,718,060
                                                                   2,686,676    (3)
Accumulated deficit                        (746,043)    (26,066)      26,066 (1)(3)   (746,043)
Translation adjustment                                   (1,972)       1,972    (3)          -
Deferred Compensation                      (291,433)          -                       (291,433)
                                      -------------   ---------  -----------       -----------

                                             (5,602)     10,393    2,676,402         2,681,193

                                      -------------   ---------  -----------       -----------
                                            997,922      28,799    2,686,402         3,713,123
                                      =============   =========  ===========       ===========

(1) The proforma condensed combined balance sheet reflects the $10,000 of cash and the issuance of 1,194,131 shares of Cimnet common stock used to purchase 119 shares of the outstanding common stock of Realtime resulting in $2.7 million of goodwill which is being amortized over a 15 year period. No other purchase accounting adjustments were made to the assets and liabilities of Realtime as of the acquisition date since there was no material difference between the fair values and carrying values on that date.

(2) The Company borrowed funds from their line of credit to fund the cash balance.

(3) Elimination of Realtime equity and to restate Cimnet common stock oustanding using the exchange ratio. Historical and proforma common stock outstanding as of March 31, 2000 was as follows:

                                      Cimnet      Realtime   Adjustments     Proforma
                                  -------------   ---------  -----------   -----------
Common Stock - Cimnet                 4,899,000                              4,899,000
Common Stock - Realtime:
         Common Stock outstanding                       119         (119)            -
         Common Stock issued                                   1,194,131     1,194,131

                                  -------------   ---------  -----------   -----------
Common Stock - Proforma Total         4,899,000         119    1,194,012     6,093,131
                                  =============   =========  ===========   ===========

               PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        Three months ended March 31, 2000
                                   (unaudited)

                                                       CIMNET INC,   REALTIME(1)
                                                       (HISTORICAL)  (HISTORICAL)   ADJUSTMENTS          PROFORMA
                                                       ------------  ------------   -----------          --------
Net Sales                                                  719,884       52,497               -           772,381

Cost of Goods Sold                                         144,784            -               -           144,784

                                                     -------------     --------       ---------          --------
       Gross Profit                                        575,100       52,497               -           627,597
                                                     -------------     --------       ---------          --------

Operating Expenses                                         713,098      101,827               -           814,925

       Operating loss                                     (137,998)     (49,330)              -          (187,328)

Non-operating interest expense                               4,108            -             231    (2)      4,337

Goodwill amortization                                            -            -          44,773    (3)     44,773

Other income (expense)                                           -       (1,953)              -            (1,953)
                                                     -------------     --------       ---------          --------
       (Loss) Income before
          income taxes (benefit)                          (137,998)     (51,283)        (45,004)         (238,391)

Income taxes (benefit)                                           -            -               -                 -
                                                     -------------     --------       ---------          --------

       Net Loss                                           (137,998)     (51,283)        (45,004)         (238,391)
                                                     =============     ========       =========          ========

Per share data
       Net income (loss) per common share - Basic            (0.03)     NM                                  (0.04)
       Average number of common shares - Basic           4,899,000      NM            1,194,131         6,093,131

       Net income (loss) per common share - Diluted          (0.03)     NM                                  (0.04)
       Average number of common shares - Diluted         4,899,000      NM            1,194,131         6,093,131

  (1) Realtime has a fiscal year ending June 30. For proforma purposes the March 31, 2000 income statement reflects balances for Realtime for the 3 months ended March 31, 2000.

  (2) Interest expense on proforma borrowings of $10,000 from the line of credit utilizing an interest rate of 9.25%.

  (3)  Amortization of goodwill over a fifteen year period.

                 PROFORMA CONDENSED COMBINED STATEMENT OF INCOME
                          Year ended December 31, 1999
                                   (unaudited)

                                                        CIMNET INC,  REALTIME(1)
                                                       (HISTORICAL)  (HISTORICAL)    ADJUSTMENTS       PROFORMA
                                                       ------------  ------------    -----------       --------

Net Sales                                                  3,475,258      452,759                      3,928,017

Cost of Goods Sold                                           635,828       18,593                        654,421

                                                         -----------     --------    ----------      -----------
       Gross Profit                                        2,839,430      434,166                      3,273,596
                                                         -----------     --------    ----------      -----------
Operating Expenses                                         2,659,829      400,780                      3,060,609

       Operating income                                      179,601       33,386                        212,987

Non-operating interest expense                                36,198            -                         36,198

Goodwill amortization                                                                   179,093   (2)    179,093

Other income (expense)                                             -       26,032                         26,032
                                                         -----------     --------    ----------      -----------
       Income before
            income taxes                                     143,403       59,418      (179,093)          23,728
Income taxes                                                  54,766            -                         54,766
                                                         -----------     --------    ----------      -----------
       Net Income (loss)                                      88,637       59,418      (179,093)         (31,038)
                                                         ===========     ========    ==========      ===========
Per share data
       Net income (loss) per common share - Basic               0.02 NM                                    (0.01)
       Average number of common shares - Basic             4,968,722 NM               1,194,131        6,162,853
       Net income (loss) per common share - Diluted             0.02 NM                                    (0.01)
       Average number of common shares - Diluted           5,122,013 NM               1,194,131        6,162,853
                                                                                       (153,291)  (3)

       (1) Realtime has a fiscal year ending June 30. For proforma purposes, the six month period of January 1, 1999 through June 30, 1999 has been combined with the six month period July 1, 1999 through December 31, 1999.

       (2)   Amortization of goodwill over a fifteen year period.

       (3) Common stock equivalents become anti-dultive due to the loss after proforma adjustments, therefore, they are not included in the calculation of proforma diluted earnings per share.